Exhibit 22

GUARANTOR SUBSIDIARIES OF HEICO CORPORATION

As of December 18, 2024, the following subsidiaries of HEICO Corporation are guarantors of the Company’s 5.25% Senior Notes due 2028 and 5.35% Senior Notes due 2033:

Name	Name
16-1741 Property, Inc.	CSI Aerospace, Inc.
26 Ward Hill Property, LLC	dB Control Corp.
3 McCrea Property Company, LLC	Decavo LLC
34 Freedom Court, Corp.	Dielectric Sciences, Inc.
3D Plus U.S.A., Inc.	Dixie Aerospace, LLC
60 Sequin LLC	Dukane Seacom, Inc.
8929 Fullbright Property, LLC	Engineering Design Team, Inc.
Absolute Aviation Services, LLC	Fortner Eng. & Mfg. Inc.
Accessory Technologies Corporation	Future Aviation, Inc.
Accurate Metal Machining, Inc.	Harter Aerospace, LLC
Action Research Corporation	HEICO Aerospace Corporation
Aero-Glen International, LLC	HEICO Aerospace Holdings Corp.
AeroAntenna Technology, Inc.	HEICO Aerospace Parts Corp.
AeroDesign, Inc.	HEICO East Corporation
AeroELT, LLC	HEICO Electronic Technologies Corp.
Aerospace & Commercial Technologies, LLC	HEICO Flight Support Corp.
Aerospace Coatings International, LLC	HEICO Parts Group, Inc.
Air Cost Control US, LLC	HEICO Repair Group Aerostructures, LLC
Aircraft Technology, Inc.	HEICO Repair, LLC
Analog Modules, Inc.	HETC I, LLC
Apex Holding Corp.	HETC II Corp.
Apex Microtechnology, Inc.	HETC III, LLC
ASC International, Inc.	HETC IV, LLC
Astro Property, LLC	HETC V, LLC
Astroseal Products Mfg. Corporation	HFSC III Corp.
Aviatron, Inc.	HFSC IV Corp.
Bay Equipment Corp.	HFSC V, LLC
Bernier Connect USA, Inc.	HFSC VI, LLC
Blue Aerospace LLC	HFSC VII, LLC
Camtronics, LLC	HFSC VIII, LLC
Capewell Aerial Systems LLC	HFSC XI Corp.
Carbon by Design Corporation	HFSC XII, LLC
Carbon by Design LLC	HNW2 Building Corp.
Charter Engineering, Inc.	HNW Building Corp.
Connectronics Corp.	HVT Group, Inc.
Conxall Corporation	Inertial Airline Services, Inc.

Name	Name
Intelligent Devices, LLC	Ridge HoldCo, LLC
IRCameras LLC	Robertson Fuel Systems, L.L.C.
Ironwood Electronics, Inc.	Rocky Mountain Hydrostatics, LLC
Jet Avion Corporation	Santa Barbara Infrared, Inc.
Jetseal, Inc.	Seal Dynamics LLC
Kitco, LLC	Seal Q Corp.
Leader Tech, Inc.	Sensor Systems, Inc.
LLP Enterprises, LLC	Sensor Technology Engineering, LLC
LPI Industries Corporation	Sierra Microwave Technology, LLC
Lucix Corporation	Silver Wings Aerospace, Inc.
Lumina Power, Inc.	Solid Sealing Technology, Inc.
McClain International, Inc.	Soundair Repair Group, LLC
Midwest Microwave Solutions, Inc.	Specialty Silicone Products, Inc.
Niacc-Avitech Technologies Inc.	Sunshine Avionics LLC
Northwings Accessories Corp.	Switchcraft Holdco, Inc.
Optical Display Engineering, Inc.	Switchcraft, Inc.
Optical Display Engineering, LLC	The Bechdon Company, LLC
Paciwave, Inc.	Thermal Energy Products, Inc.
PHS / MWA	Thermal Structures, Inc.
Pioneer Industries, LLC	Trad Tests & Radiations, Inc.
Prime Air, LLC	Transformational Security, LLC
Pyramid Semiconductor Corp.	TSID Holdings, LLC
Quell Corporation	TTT-Cubed, Inc.
R.H. Laboratories, Inc.	Turbine Kinetics, Inc.
Radiant Power Corp.	Wencor Acquisition, Inc.
Radiant Power IDC, LLC	Wencor Defense Intermediate Holdco, LLC
Radiant-Seacom Repairs Corp.	Wencor Defense, LLC
Ramona Research, Inc.	Wencor Group, LLC
Reinhold Holdings, Inc.	Wencor Investment I, LLC
Reinhold Industries, Inc.	Wencor MRO, LLC
Research Electronics International, L.L.C.	Wencor Parent, Inc.
Ridge Engineering, LLC	Wencor, LLC